                                                                     Exhibit 4.9


     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FEBRUARY 25, 2007 (the "EXPIRATION DATE").

No. 2002 RC-1

                              AMERIGON INCORPORATED

                      WARRANT TO PURCHASE 550,005 SHARES OF
                           COMMON STOCK, NO PAR VALUE

     For VALUE RECEIVED, Roth Capital Partners, LLC ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Amerigon Incorporated, a California corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to $2.00 (the exercise price in effect being herein called the "Warrant Price"), 550,005 shares ("Warrant Shares") of the Company's Common Stock, no par value ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company shall maintain books for the transfer
                ------------
and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred
                ---------
only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the
                -------------------
Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. As a condition to each exercise hereof, the Warrantholder shall represent and warrant as true and correct that the securities to be received upon exercise are being acquired for the Warrantholder's own account and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, that the Warrantholder can bear the economic risk and complete loss of its investment and is knowledgeable and experienced in financial or business matters such that it is capable of evaluating the merits and risks of its investment, and that the Warrantholder is an "accredited investor" as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

     Section 4. Compliance with the Securities Act of 1933. The Company may
                ------------------------------------------
cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp
                ----------------
taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income and gift taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be
                -----------------------------
mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and
                ---------------------------
warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon the due exercise of this Warrant, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this
                -----------
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than (i) cash dividends or cash distributions payable out of consolidated earnings or earned surplus, (ii) dividends or distributions referred to in Section 8(a), or
(iii) distributions of the assets or equity interests of BSST LLC, a Delaware limited liability company (or its successor in interest)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following:
(a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the NASDAQ Stock Market, Inc. National Market System or SmallCap Market System ("Nasdaq"), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the

Company and the Warrantholder. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Market Value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

          (d) For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (f) Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(l) through (f)(6) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger
                                                                        -------
Issuance") the then-existing Warrant Price, shall be reduced, as of the close of
--------
business on the effective date of the Trigger Issuance, to a price determined as follows:

                  Adjusted Warrant Price = (A x B) + D
                                           -----------
                                               A+C

                    where

                    "A" equals the number of shares of Common Stock outstanding, including Additional Shares (as defined below) deemed to be issued hereunder (whether deemed to be issued prior to, on or after the date hereof), immediately preceding such Trigger Issuance;

                    "B" equals the Warrant Price in effect immediately preceding such Trigger Issuance;

                    "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                    "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

               provided, however, that in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance.

          For purposes of this subsection (f), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

          For purposes of this subsection (f), the following subsections (f)(l) to (f)(6) shall also be applicable (subject, in each such case, to the provisions of subsection (g) hereof) and to each other subsection contained in this subsection (f):

               (f)(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of
          (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (f)(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that
          (a) except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 8(f).

               (f)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 8(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2), or the rate at which Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 8(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 8(f) (including without limitation upon the redemption or purchase for consideration of Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               (f)(4) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the cash amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

               (f)(5) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (f)(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

          (g) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors or the shareholders of the Company,

(B) shares of Common Stock upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) shares of Common Stock and Convertible Securities issued to Big Beaver Investments, LLC pursuant to the terms of the Exchange Agreement, dated February 12, 2002, and shares of Common Stock issuable upon the exercise or conversion of such Convertible Securities in accordance with their terms, (D) Convertible Securities issued to Roth Capital in payment of the placement agency fees as disclosed in the Purchase Agreement; and shares of Common Stock issuable upon the exercise or conversion of such Convertible Securities in accordance with their terms, and
(E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on the Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant) (collectively, "Excluded Issuances").

     Section 9. Fractional Interest. The Company shall not be required to issue
                -------------------
fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Fair Market Value of such fractional share of Common Stock on the date of exercise. As used in this Warrant, "Fair Market Value" of a share of Common Stock as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company.

     Section 10. [Intentionally Omitted].
                  ---------------------

     Section 11. Benefits. Nothing in this Warrant shall be construed to give
                 --------
any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event
                 ------------------------
requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common
                 --------------------------
Stock is US Stock Transfer. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Unless otherwise provided, any notice required or
                 -------
permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                 If to the Company:

                          Amerigon Incorporated
                          5462 Irwindale Avenue
                          Irwindale, California 91706
                          Attention:  Chief Executive Officer
                          Fax:  626.815.7441

                 With a copy to:

                          O'Melveny & Myers LLP
                          400 South Hope Street
                          Los Angeles, California  90071
                          Attention:  John A. Laco
                          Fax:  213.430.6407

     Section 15. Registration Rights. The initial holder of this Warrant is
                 -------------------
entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Appendix B hereto, and any subsequent holder hereof may be entitled to such
    ----------
rights.

     Section 16. Successors. All the covenants and provisions hereof by or for
                 ----------
the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law. This Warrant shall be governed by, and construed
                 -------------
in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 18. Call Provision. Notwithstanding any other provision contained
                 --------------
herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) exceeds $4.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading sessions and all of the shares of Common Stock issuable hereunder either (i) are registered pursuant to an effective registration statement under the Securities Act which is available for sales of such shares of Common Stock or (ii) no longer constitute Registrable Securities (as defined in the Appendix B), the Company, upon thirty (30) days
                              ----------
prior written notice (the "Notice Period") following such twenty (20) day period, to the Warrantholder, may call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

     Section 19. No Rights as Stockholder. Prior to the exercise of this
                 ------------------------
Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 20. Amendment; Waiver. Any term of this Warrant may be amended or
                 -----------------
waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder.

     Section 21. Section Headings. The section heading in this Warrant are for
                 ----------------
the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 25th day of February, 2002.

                                                  AMERIGON INCORPORATED


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                   APPENDIX A
                              AMERIGON INCORPORATED
                              WARRANT EXERCISE FORM

To:  Amerigon Incorporated

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,
                                                               ---------------
shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           --------------------------------
                           Name

                           --------------------------------
                           Address

                           --------------------------------

                           --------------------------------
                           Federal Tax ID or Social Security No.

         and delivered by        (euro) certified mail to the above address, or
                                 (euro) electronically (provide DWAC
Instructions:                   ), or
             -------------------
                                 (euro) other (specify:

                                                              ).
--------------------------------------------------------------
and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated:                    ,
       -------------------  ----

Note:  The signature must correspond with


       Signature:
                 ------------------------------
the name of the registered holder as written
on the first page of the Warrant in every
particular, without alteration or enlargement        ---------------------------
or any change whatever, unless the Warrant           Name (please print)
has been assigned.
                                                     ---------------------------

                                                     ---------------------------
                                                     Address

                                                     ---------------------------
                                                     Federal Identification or
                                                     Social Security No.

                                                     Assignee:

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                   APPENDIX B
                              AMERIGON INCORPORATED
                               REGISTRATION RIGHTS

     1.   Demand Registration Rights.
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          (a) Registration. Prior to the expiration of this Warrant, the holders
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of a majority of the Warrants shall have the right, exercisable at any time by written notice (the "Demand Notice") to the Company, to request the Company to file a registration statement, on such form as shall be appropriate under the Securities Act covering the resale of the Common Stock issuable pursuant to this Warrant ( the "Registrable Securities"), and to use commercially reasonable efforts to qualify the Registrable Securities for sale under the blue sky laws of any applicable state or local jurisdiction reasonably requested, in each case as soon as reasonably practicable but in no event later than 60 days after such Demand Notice (a "Demand Registration Statement"); provided, however, the
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Company shall not be required to file such registration statement for a period not to exceed one hundred twenty (120) days immediately following the date a public offering of the Common Stock (pursuant to an effective registration statement under the Securities Act) is commenced; provided, further, if in the
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good faith opinion of the Company such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company, the Company may defer such registration or qualification for a single period (specified in such notice) of not more than ninety (90) days. The Demand Notice shall specify the number of shares to be registered or qualified and the jurisdictions in which such registration or qualification is desired. The Warrantholder may only exercise the rights pursuant to this Appendix B once.

          Upon the receipt of a Demand Notice, the Company shall promptly (a) take such steps as are necessary or appropriate to prepare for a registration or qualification of the Registrable Securities and (b) give written notice to the holders of the Registrable Securities of a proposed registration or qualification by the Company under the Securities Act and under the securities or blue sky laws of the requested jurisdictions and shall, as expeditiously as possible, in good faith, use commercially reasonable efforts to effect any such registration or qualification of the Registrable Securities reasonably designated in such request, all to the extent required to permit the disposition (in accordance with the intended methods thereof) by the prospective sellers of Registrable Securities to be registered or qualified, with notification to or approval of any governmental authority under any Federal or state law or any listing with any securities exchange, which may be required to permit the sale or disposition of any Registrable Securities which the holders of such shares propose to make, and the Company shall keep effective and current such registration or qualification for a period of one hundred twenty (120) days.

          If the managing underwriter, if any, who shall be selected by the Person who originally requested such registration to manage the distribution of the Registrable Securities being registered, advises the prospective sellers in writing that the aggregate number of Registrable Securities to be sold in the proposed distribution and other shares of Common Stock, if any, requested to be registered by other holders of registration rights or proposed to be included in such registration by the Company would exceed the amount of securities that can be successfully offered then there shall be included in such offering the number of such securities which the underwriter believes will not jeopardize the success of the offering and the Registrable Securities to be sold by each prospective seller shall be reduced on a pro rata basis.

          (b) Registration and Qualification Procedures. Whenever the Company is
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required by the provisions of Section 1(a) of this Appendix B to use commercially reasonable efforts to effect the registration of any of its securities under the Securities Act and state securities or blue sky laws, the Company will, as expeditiously as is possible:

               (i) prepare and file with the Commission a registration statement with respect to such securities (which registration statement shall be on Form S-3 (or any successor form) if the Company is eligible to file a registration statement on Form S-3 (or any successor form) and the Warrantholder hereof requests that the Company use such Form S-3) in connection with which the Company will give the sellers, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same; provided, however, the Company shall have no obligation to file any amendment or
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supplement at its own expense more than one hundred twenty (120) days after the effective date of such registration statement;

               (iii) furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and (ii) the seller's proposed method of distribution;

               (iv) use commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however,
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that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, or (ii) qualify as a dealer in securities;

               (v) notify each seller at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

               (vi) keep each prospective seller of Registrable securities advised in writing as to the initiation and progress of any registration under
Section 1(a) of this Appendix B.

          (c) Expenses. All "Registration Expenses" (as defined below) shall be
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borne by the Company. All "Selling Expenses" (as defined below) shall be borne by the Warrantholder pro rata with all other selling shareholders participating in such registration on the basis of the number of the shares registered on their behalf. "Registration Expenses" shall mean all expenses incurred by the Company in complying with the provisions of this Appendix B, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), but excluding Selling Expenses. "Selling Expenses" shall mean all fees of counsel to selling stockholders, underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Common Stock pursuant to the registration statement.

          (d) Suspension of Effectiveness. The Company's obligations under
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paragraph (a) above shall not restrict its ability to suspend the effectiveness of, or direct the Warrantholder not to offer or sell securities under, the registration statement, at any time, for such reasonable period of time which the Company believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Company. In addition, The Company shall not be required to keep the registration statement effective, or may, without suspending such effectiveness, instruct the Warrantholder not to sell the Common Stock during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

          (e) Holdback Agreement. In the event of any filing of a prospectus
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supplement or the commencement of an underwritten public distribution of the Company's securities under a registration statement, the Warrantholder agrees not to effect any public sale or distribution of the Company's Common Stock (except pursuant to such registration statement to the extent the Warrantholder's Registrable Securities are included therein), including a sale pursuant to Rule 144 under the Act, during a period designated by the Company in a written notice duly given to the Warrantholder, which period shall commence approximately 14 days prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such Common Stock under a registration statement and shall continue for up to 134 consecutive days.

          (f) Information. The Company may require the Warrantholder to furnish
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to the Company such information regarding itself and the distribution of the Common Stock as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. The Warrantholder agrees to furnish promptly to the Company all information required to be disclosed in order to make any previously furnished information not materially misleading.

          (g) Indemnification.
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               (i) The Company will indemnify the Warrantholder against all reasonable expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the defense and settlement of any litigation, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement, prospectus or documents incorporated by reference therein, or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of any violation by the Company of the Act or any rule or regulation promulgated under the Act; provided, however, that the Company will not be under an obligation to indemnify
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the Warrantholder if any of the foregoing are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company by the Warrantholder; provided further that
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the indemnity agreements contained in this subsection shall not apply to amounts paid in any settlement if such settlement is effected without the prior written consent of the Company.

               (ii) The Warrantholder, if participating in the registration pursuant hereto, will indemnify the Company, its directors and officers, each person who controls the Company within the meaning of Section 15 of the Act, and each other selling shareholder participating in such registration (a "Selling Member"), against all reasonable expenses, claims, losses, damages and liabilities incurred and actions arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement and any documents related thereto or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of the violation by any the Warrantholder of the Act or any rule or regulation promulgated thereunder or under the Securities Exchange Act of 1934; provided, however, that the Warrantholder will only be obligated to indemnify any of them for any of the foregoing based upon a material misstatement or an omission (alleged or otherwise) made in reliance upon information furnished to the Company by the Warrantholder.

               (iii) Each party entitled to indemnification under this Section ("Indemnified Party") shall give prompt notice to the party required to provide indemnification ("Indemnifying Party") as soon as Indemnified Party has actual knowledge of any claim for which indemnity may be sought, and shall permit Indemnifying Party to assume and control the defense of any such claim or any litigation resulting therefrom, provided that Indemnified Party will have the right to approve (whose approval shall not be unreasonably withheld) of the counsel chosen by Indemnifying Party to defend such claim or litigation, and provided that Indemnified Party may participate in such defense at Indemnified Party's expense. The failure of any Indemnified Party to give notice of a claim subject to indemnification shall not relieve Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is prejudicial to Indemnifying Party's ability to defend such claim. Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defense. In defending such claim, Indemnifying Party shall not, without the prior written consent of Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include an unconditional provision releasing Indemnified Party from all liability in respect to such claim or litigation.

               (iv) The obligations of the Company and the Warrantholder under this subsection (g) shall survive the completion of any offering of Common Stock pursuant to the registration statement hereunder, and otherwise.

          (h) Other Covenants. The Warrantholder agrees, in connection with any
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disposition of Common Stock, to comply with all applicable prospectus delivery requirements of the Securities and Exchange Commission. The Warrantholder further agrees that upon receipt of any notice from the Company of the happening of any event of the kind requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, the Warrantholder will forthwith discontinue disposition of Common Stock pursuant to the registration statement covering such shares until the Warrantholder's receipt of the copies of the supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, the Warrantholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Warrantholder's possession, of the prospectus covering such shares current at the time of receipt of such notice.

          (i) Assignment. The rights granted to the Warrantholder pursuant to
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this Appendix B may not be, directly or indirectly, assigned or transferred except in connection with a transfer of this Warrant.